UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

CEDAR REALTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue
Port Washington, New York 11050
(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On November 19, 2012, Cedar Realty Trust, Inc. (the “Company”)  filed Articles Supplementary with the Maryland State Department of Assessments and Taxation (the “Department”) reducing the number of authorized shares of Series A Preferred Stock from 6,400,000 shares to 1,410,000 shares.  On November 20, 2012, the Company filed Articles Supplementary with the Department classifying an additional 1,400,000 shares of the Company’s authorized preferred stock as additional shares of Series B Preferred Stock.  The reclassification increases the number of authorized shares classified as Series B Preferred Stock to 7,500,000 shares.  Copies of the Articles Supplementary are  filed as Exhibits 3.1 and 3.2 to this Current Report and are incorporated herein by reference.  In addition, in connection with the increase in Series B Preferred Stock, Cedar Realty Trust Partnership, L.P. amended its Agreement of Limited Partnership to permit the issuance of additional 7.25% Series B Cumulative Redeemable Preferred Partnership Units (the “Series B Preferred Partnership Units”), and to authorize the issuance of the Series B Preferred Partnership Units to its general partner, from time to time.  A copy of Amendment No. 8 to the Agreement of Limited Partnership of Cedar Realty Trust Partnership, L.P. is filed as Exhibit 3.3 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Articles Supplementary to Articles of Incorporation of the Company decreasing Series A Preferred Stock.

3.2	Articles Supplementary to Articles of Incorporation of the Company increasing Series B Preferred Stock.

3.3	Amendment No. 8 to Agreement of Limited Partnership of Cedar Realty Trust Partnership, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2012

CEDAR REALTY TRUST, INC.

	By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and CEO

Exhibit Index

Exhibit Number	Description

3.1	Articles Supplementary to Articles of Incorporation of the Company decreasing Series A Preferred Stock

3.2	Articles Supplementary to Articles of Incorporation of the Company increasing Series B Preferred Stock

3.3	Amendment No. 8 to Agreement of Limited Partnership of Cedar Realty Trust Partnership, L.P.